Exhibit 31.1

CERTIFICATION

I, Susan B. Washer, certify that:

1.	I have reviewed this Amendment No.1 to the Annual Report on Form 10-K of Applied Genetic Technologies Corporation; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: October 24, 2022	By:	/s/ Susan B. Washer
Susan B. Washer
Chief Executive Officer and President
(Principal Executive Officer)